CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293777 on Form S-6 of our report dated April 21, 2026, relating to the financial statement of FT 12887, comprising Limited Duration Fixed Income ETF Portfolio, Series 69, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 21, 2026